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                                                                   EXHIBIT 10.32

                             EMPLOYMENT AGREEMENT
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This Employment Agreement  ("the Agreement") is made and entered into by and between Autoweb.com, Inc. (the "Company") and Sam Hedgpeth ("Hedgpeth"). This Agreement is effective November 5, 1999. This Agreement replaces the Employment Agreement entered into between the parties of July 1999.

1.  Position and Duties.   The Company will employ you as President and Chief
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    Operating Officer, Secretary and Treasurer, reporting to the Board of
    Directors. You will continue your employment with the Company on the terms and conditions set forth in this Agreement, and you agree to devote your full business time, energy and skill to your duties at the Company. These duties shall include, but are not limited to, any duties consistent with your position as well as any other duties that are assigned to you from time to time.

2.  Compensation.  You will be compensated by the Company for your services as
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    follows:

    a.  Salary:  You will be paid a semi-monthly salary of $10,416.67, which is
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        equal to an annual salary of $250,000 less applicable withholding, in accordance with the Company's normal payroll procedures. Your salary may be reviewed from time to time and may be subject to adjustment based on various factors including, but not limited to, your performance and the Company's profitability.

    b.  Bonus.  You will be eligible for a yearly bonus of up to 25% of your
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        annual salary, payable pro rata at the end of each quarter, based on the performance of the Company. Performance goals for bonus eligibility will be set independently from this Agreement.

    c.  Stock Options.
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        i)  The vesting schedule for your previously granted options to purchase
            239,998 shares of the Company's Common Stock under the 1999 Equity Compensation Plan is adjusted to have vested and be vested at a rate of 2.7778% monthly over a 36 month period from the date such options were granted.

        ii) You have the right to receive options to purchase an additional 260,000 shares of the Company's Common Stock, vesting at a rate of 2.7778% monthly over a 36 month period starting from November 5, 1999 under the Company's standard form of option agreement.

    d.  Directorship. You will receive a seat on the Company's Board of
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        Directors, and while you remain the Company's President, the board will continue to nominate you for a position on the Company's Board of Directors.

    e.  Benefits.  You will have the right, on the same basis as other executive
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        employees of the Company, to participate in and to receive benefits under any of the Company's employee benefit plans, including the Company's group health, dental and disability or other group insurance plans, and the Company's 401(k) plan. In addition, you will be entitled to the benefits afforded other to other executive employees under the Company's vacation, holiday and business expense reimbursement policies.

3.  At-Will Employment.  Your employment relationship with the Company will be
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    at-will, meaning that either you or the Company can terminate your employment at any time with or without cause or notice.

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4.  Benefits On Voluntary Termination.  You agree that your employment may be
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    terminated at any time, with or without cause. In the event your employment is terminated by the Company for the reasons set forth below, you shall be entitled to the following:

    a.  Termination for Cause.  If your employment is terminated by the Company
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        at any time for cause, you shall be entitled to no compensation or benefits from the Company other than those earned under Paragraph 2 through the date of your termination. In particular, you shall not be entitled to any bonus under subparagraph 2(b) unless that bonus or portion thereof was earned prior to the date of your termination for cause. For purposes of this Agreement, a termination "for cause" occurs if your employment is terminated for any of the following reasons: (i) material and willful violation of any federal or state law; (ii) conviction of any act of fraud with respect to the Company; or (iii) conviction of a felony or a crime causing material harm to the standing and reputation of the Company or (iv) willful improper disclosure of the Company's confidential or proprietary information.

    b.  Termination for Other Than Cause.  If the Company terminates your
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        employment for any reason other than Cause, you shall receive severance payments at your final salary rate, less applicable withholding, and benefits, including all pension, profit-sharing and any other retirement plans of the Company that you are then participating in solely for the purpose of allowing you to vest in such plans, and the Company's medical and other insurance plans for the nine (9) month period following your employment termination date at the Company's expense. Severance payments will be made in accordance with the Company's normal payroll procedures, and will be less applicable withholding taxes. In addition to any severance and benefits to which you are entitled under this Subparagraph, you shall also be entitled to receive any compensation and benefits that you earn under Paragraph 2 through the date of your termination of employment; provided, however, that you shall not be entitled to any bonus under Subsection 2(b) unless that bonus or portion thereof was earned prior to the date of the termination of your employment.

        i) In the event of termination for other than cause, 50% of your unvested stock options granted to date will become immediately vested.

        ii) In the event of a Change of Control, 50% of your unvested stock options granted to date will become immediately vested, if you are not retained by the Company in a substantially similar position in the Bay Area.

        iii) For purposes of subparagraph (ii) above, Change of Control is defined as (i) the sale, lease, conveyance or other disposition of all or substantially all of the Company's assets as an entirety or substantially as an entirety to any person, entity or group of persons acting in concert; (ii) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) becoming the "beneficial owner" (as defined in Rule 13(d)-3 under said Act), directly or indirectly, of securities of the Company representing more than 50% of the total voting power represented by the Company's then outstanding voting securities;
             (iii) a merger or consolidation of the Company with any other corporation, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or (iv) the liquidation or winding up of the business of the Company.

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        iv)  "Constructive Termination" means that the Company, without your prior written approval, has (I) materially reduced your title, authority or responsibilities; (ii) reduced your salary or bonus plans; or (iii) relocated your principal place of work by a distance of more than 50 miles.

5.  Exclusive Remedy.  The severance payments described in Paragraph 4(b) shall
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    be your sole and exclusive remedy in the event that the Company terminates your employment without cause, and you shall be entitled to no other compensation for any damage or injury arising out of the termination of your employment with the Company.

6.  Confidential and Proprietary Information.  As a condition of your employment
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    with the Company, you have already agreed to and signed the Company's standard form of Employee Confidentiality and Assignment of Invention Agreement at the start of your employment. You hereby affirm your obligations under such agreement.

7.  Dispute Resolution.  In the event of any dispute or claim relating to or
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    arising out of your employment relationship, the termination of that relationship of this Agreement (including but not limited to any claims of wrongful termination or other discrimination), we agree that all such disputes shall be fully and finally resolved by binding arbitration conducted by the American Arbitration Association in Santa Clara, California according to its then-current rules by one arbitrator. The parties agree to waive their respective rights to have any such disputes tried by a judge or jury. Provided, however, that this arbitration provision shall not apply to any disputes or claims to or arising out of the actual or alleged misuse or misappropriation of Company trade secrets or proprietary information, nor shall it prevent the parties from seeking equitable relief. This Agreement shall be interpreted in accordance with and governed by the laws of the State of California, as applied to parties and transactions to be wholly performed within the State of California.

8.  Attorneys' Fees.  The prevailing party shall be entitled to recover from the
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    losing party its attorneys' fees and costs incurred in any action brought to enforce any rights arising out of this Agreement.

9.  Board Approval.  This Agreement is subject to the approval of the Company's
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    Board of Directors.

10.  Modification.  This Agreement may only be modified or amended by writing
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     signed by both Hedgpeth and a duly authorized member of the Company's Board of Directors.

11.  Confidentiality.  The terms of this Agreement are confidential.
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12.  Interpretation.  Hedgpeth acknowledges that he has had full opportunity to
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     consult with the counsel of his choice concerning this Agreement. This
     Agreement is to be interpreted according to the plain meaning of its terms, and not for or against either party.

13.  Headings for Convenience.  Headings used in this Agreement are for the
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     convenience of the parties, and are not to be construed in the interpretation of this Agreement.

14.  Entire Agreement.  The Agreement, along with any agreements relating to
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     confidential or proprietary rights or stock options referred to herein, constitute the entire Agreement between Hedgpeth and the Company regarding the terms and conditions of his employment, and they

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     supersede all prior negotiations, representations or agreements between
     Hedgpeth and the Company regarding his employment, whether written or oral.


        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year written below.


AUTOWEB.COM, INC.


By: /s/ Mark R. Ross
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        Mark R. Ross

Title: Director, for the
Company's Board of Directors

Date:


ACCEPTED:


By:
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        Sam Hedgpeth

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